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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Nursecare Health Centers, Inc. and Subsidiaries
     File Re. No. 0-7667




We were previously the principal accountant for Nursecare Healthcare Center, Inc. and Subsidiaries and, under the date of February 20, 1997, we reported on the consolidated balance sheets of Nursecare Healthcare Centers, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. On November 25, 1997, our appointed as principal auditor was terminated. We have read
Nursecare Health Centers, Inc. statements included under Item 4 of its Form 8-K dated January 9, 1998 and we agree with such statements.




                                    Very truly yours,


                                    /s/ Zelenkofske, Axelrod & Co., Ltd.
                                    --------------------------------------
                                    Zelenkofske, Axelrod & Co., Ltd.


January 12, 1998

cc:  James Hubbard, President
     Nursecare Health Centers, Inc.